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

                                                                      EXHIBIT 11

                             BAY STATE GAS COMPANY

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                            1995          1994          1993          1992          1991
                                                            -----         -----         -----         -----         -----
Primary earnings per share...............................   $1.71         $1.85         $1.75         $1.41         $1.32
Dilutive effect of outstanding options to purchase common
  stock..................................................   (0.01)        (0.02)        (0.03)        (0.02)        (0.01)
                                                            -----         -----         -----         -----         -----
Fully diluted earnings per share.........................   $1.70         $1.83         $1.72         $1.39         $1.31
                                                            =====         =====         =====         =====         =====

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